                                                                    Exhibit 4.11


                          RESTRICTED STOCK AGREEMENT
                          --------------------------

     THIS RESTRICTED STOCK AGREEMENT (this "Agreement") is entered into on the
                                            ---------
29th day of January, 1999, effective as of December 31, 1998 by and between OraPharma, Inc., a Delaware corporation (the "Corporation"), and Children's
                                              -----------
Medical Center Corporation, a Massachusetts charitable corporation ("CMCC").
                                                                     ----


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, effective as of December 31, 1998, the Corporation and CMCC have entered into an Exclusive License Agreement (the "License Agreement"); and
                                                  -----------------

     WHEREAS, pursuant to Article IV of the License Agreement, the Corporation is to pay to CMCC 133,271 shares of the Corporation's Common Stock, $.001 par value per share (the "Common Stock"), and may in the future pay to CMCC
                      ------------
additional shares of Common Stock, subject to the terms and provisions of the License Agreement and this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

     SECTION 1.     Definitions.
                    -----------

     As used in this Agreement, the following terms shall have the following respective meanings:

     "Commission" shall mean the Securities and Exchange Commission or any other
      ----------
Federal agency administering the Securities Act at the applicable time.

     "Common Shares" shall mean the issued and outstanding shares of the
      -------------
Corporation's Common Stock, at the applicable time.

     "Equity Stock" shall have the meaning set forth in Rule 3a11-1 under the
      ------------
Securities Exchange Act of 1934, as amended, and any successor statute and the rules and regulations thereunder, as shall be in effect from time to time.

     "Family" shall include any spouse, lineal ancestor or descendant, or
      ------
sibling, any trust for the exclusive benefit of any of the foregoing, or any corporation, limited partnership, limited liability company or other entity majority controlled by any of the foregoing individuals or trusts.

     "Group" shall mean as to (a) a partnership, any or all of its general or
      -----
limited partners or any "affiliate" thereof (as defined by Rule 405 promulgated under the Securities Act), (b) a trust, any of the beneficiaries, settlers or grantors now existing or hereafter arising of, or any Person under common control with, such trust, (c) a corporation, any of its stockholders, any subsidiary of such corporation or any corporation which is under common control with such corporation, or any directors, officers or employees of such corporation, and (d) a limited liability company, any of its members.

     "Initial Public Offering" or "IPO" shall mean the Corporation's initial
      --------------------------------
distribution of New Securities in an underwritten Public Offering to the general public pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act at a price per New Security of not less than $4.00 (as adjusted for stock splits, stock dividends or similar recapitalizations) and resulting in gross proceeds (before underwriting commissions and offering expenses) to the Corporation of not less than $15 million.

     "New Securities" shall mean any Equity Stock, including, but not limited
      --------------
to, shares of Common Stock, any security which is convertible into or exercisable or exchangeable for Common Stock, or any right, option or warrant to acquire any Common Stock of the Corporation.

     "Person" shall mean and include a natural person, a corporation, a
      ------
partnership, a limited liability company, a trust, an unincorporated organization, an educational institution, a government or any department, agency or political subdivision thereof, or any other entity.

     "Preferred Shares" shall mean the issued and outstanding shares of the
      ----------------
Corporation's Series A Preferred Stock, $.001 par value per share, Series B Preferred Stock, $.001 par value per share, and Series C Preferred Stock, $.001 par value per share.

     "Public Offering" shall mean a distribution of New Securities in a firm
      ---------------
commitment underwritten public offering to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission pursuant to the Securities Act.

     "Securities Act" shall mean the Securities Act of 1933, as amended, and any
      --------------
successor statute and the rules and regulations of the Securities and Exchange Commission thereunder, as shall be in effect at the applicable time.

     "Shares" shall mean the __________ shares, and any additional shares, of
      ------
Common Stock acquired by CMCC under the License Agreement.

     "Transfer" shall include any direct or indirect sale, assignment, transfer,
      --------
pledge (but not including a pledge in favor of the Corporation), hypothecation or other disposition of any Shares or of any legal or beneficial interest therein.

     SECTION 2.    Payment to CMCC of Common Stock.  Subject to the terms and
                   -------------------------------
conditions contained herein and in the License Agreement, and in consideration for the rights, privileges and licenses granted by CMCC to the Corporation under the License Agreement, (a) the Corporation hereby pays, transfers and assigns to CMCC, and CMCC hereby acquires from the Corporation, __________ Shares and (b) if and to the extent required by Article IV A1(b) and (c) of the License Agreement, the Corporation may in the future pay, transfer and assign to CMCC, and CMCC may acquire from the Corporation, additional Shares.

     SECTION 3.    Legend on Shares and Notice of Transfer.
                   ---------------------------------------

           3.1     Restrictive Legends. (a) Each certificate evidencing Shares,
                   -------------------
and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall (unless otherwise permitted by the provisions of Section
3.2 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW.

          (b) Each certificate evidencing Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall also be stamped or otherwise imprinted with a legend in substantially the following form:

          ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AGREEMENT EFFECTIVE AS OF DECEMBER 31, 1998 BETWEEN ORAPHARMA, INC. AND THE HOLDER OF RECORD OF THIS CERTIFICATE AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN

          FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF ORAPHARMA, INC.

          3.2  Notice of Transfer.  (a) CMCC, and any other holder of any Shares
               ------------------
by acceptance thereof, agrees that, prior to any Transfer of any Shares, such holder will give written notice to the Corporation of such holder's intention to effect such Transfer and to comply in all other respects with the provisions of this Section 3.2. Each such notice shall contain (i) a statement setting forth the intention of said holder's prospective transferee with respect to its retention or disposition of said Shares; and (ii) unless waived by the Corporation, an opinion of counsel for said holder (who may be the inside or staff counsel employed by said holder), as to the necessity or non-necessity for registration under the Securities Act and applicable state securities laws in connection with such Transfer and stating the factual and statutory basis relied upon by counsel. The following provisions shall then apply:

               (i) If the proposed Transfer of Shares may be effected without registration or qualification under the Securities Act and any applicable state securities laws, then the registered holder of such Shares shall be entitled to Transfer such Shares in accordance with Section 4 hereof and the intended method of disposition specified in the statement delivered by said holder to the Corporation.

               (ii) If the proposed Transfer of such Shares may not be effected without registration under the Securities Act or registration or qualification under any applicable state securities laws, the registered holder of such Shares shall not be entitled to Transfer such Shares pursuant to Section 4 until the requisite registration or qualification is effective.

          (b) Notwithstanding the provisions of Section 3.2(a), in the case of a Transfer by a holder to a member of such holder's Family or Group, no such opinion of counsel shall be necessary; provided, that the transferee agrees in
                                       --------
writing to be subject to Section 3 hereof to the same extent as if such transferee were originally a signatory to this Agreement.

          (c) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 3.1(a) hereof unless (i) in the opinion of counsel (acceptable to the Corporation) addressed to the Corporation the registration of future Transfers is not required by the applicable provisions of the Securities Act or applicable state securities laws; (ii) the Corporation shall have waived the requirement of such legend; or (iii) in the reasonable opinion of counsel to the Corporation, such Transfer shall have been made in connection with an effective registration statement filed pursuant to the Securities Act or in compliance with the requirements of Rule 144 or Rule 144A (or any similar or successor rule) promulgated under the Securities Act, and in compliance with applicable state securities laws.

          (d) Each certificate evidencing the Shares issued upon such Transfer (and each certificate evidencing any untransferred balance of such Shares) shall bear the legend set forth in Section 3.1(b) hereof, for so long as this Agreement remains in effect. In the event of the termination of this Agreement, the holder of Shares may request that the Corporation issue a new certificate not bearing the legend set forth in Section 3.1(b) hereof.

      SECTION 4.   Covenants of CMCC and Corporation.
                   ---------------------------------

          4.1      Prohibited Transfers.
                   --------------------

          (a) Notwithstanding anything to the contrary contained herein, CMCC (and any permitted transferee of CMCC) may Transfer all of its, his or her
Shares: (i) if the stockholder is a limited partnership or a trust, to any member of the Group of which CMCC (or such permitted transferee) is a member; provided, that such transferee shall agree in writing with the Corporation,
--------
prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement; (ii) if the stockholder is a corporation, to any member of its Group; provided, that such transferee shall agree in writing
                         --------
with the Corporation, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement; (iii) if the transferor is any such permitted transferee of CMCC, to any member of the Family of such permitted transferee; provided, that such new transferee shall agree in writing
                      --------
with the Company, prior to and as a condition precedent to such Transfer, to be bound by all of the provisions of this Agreement and, provided, further, that
                                                      --------  -------
the interests in any Family trusts shall be non-transferable; and (iv) if the transferor is any such permitted transferee of CMCC, by will or the laws of descent and distribution, in which event each such new transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were sick (or permitted transferee).

          (b) If requested in writing by the managing underwriters, if any, of any Public Offering, CMCC agrees not to offer, sell, contract to sell or otherwise dispose of any Shares except as part of such Public Offering within thirty (30) days before or one hundred and eighty (180) days after the effective date of the registration statement filed with respect to said offering, and the Corporation hereby also so agrees; provided, however, that this restriction will
                                   --------  -------
not apply to transfers permitted under Section 4.1(a) provided such transferee agrees to be bound by the restriction contained in this Section 4.1(b). Notwithstanding the foregoing, in the event that CMCC shall have accepted an offer to purchase Offered Shares (as defined below) which have been offered pursuant to Section 4.2(a), CMCC shall not be prohibited from consummating such sale, provided, that the purchaser agrees to be bound by the restrictions
      --------
contained in this Section 4.1(b).

          4.2  Right of First Offer on Dispositions.
               ------------------------------------

          (a) Without limiting CMCC's right to Transfer all or any part of its Shares pursuant to any other provisions of this Agreement, if CMCC desires to Transfer all or any part of its Shares pursuant to this Section 4.2 at any time prior to completion of the Corporation's Initial Public Offering, CMCC shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares")
                             -----                             --------------
to the Corporation, which Offer shall specify the number of Offered Shares proposed to be sold, the total number of Shares owned by CMCC, and the terms and conditions, including price, at which the Shares are being offered.

          (b) The Corporation shall have the right to purchase all of the Offered Shares, on the same terms and conditions specified in the Offer.

          (c) If the Corporation desires to purchase all or any part of the Offered Shares on the same terms and conditions specified in the Offer, the Corporation shall deliver its Acceptance to CMCC, which Acceptance shall state the number of Offered Shares the Corporation desires to purchase and shall be delivered in person or mailed to CMCC at the address set forth in the Offer, within 20 days of the date the Offer was made by CMCC pursuant to Section 4.2(a).

          (d) If the Corporation elects to purchase all of the Offered Shares, sale of the Offered Shares pursuant to this Section 4.2 shall be made at the offices of the Corporation on the 45th day following the expiration of the 20-day period described above (or if such 45th day is not a business day, then on the next succeeding business day). Such sale shall be effected by CMCC's delivery to the Corporation of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to the Corporation, which Offered Shares shall be delivered free and clear of all liens, charges, claims and encumbrances of any nature whatsoever, against payment to CMCC of the purchase price therefor by the Corporation. Payment for the Offered Shares shall be made as provided in the Offer or by wire transfer or certified check.

          (e) If the Corporation does not elect to purchase all of the Offered Shares, then the Offered Shares may be sold by CMCC at any time within 150 days after the date the Offer was made by CMCC pursuant to Section 4.2(a). Any such sale shall be upon terms and conditions, including price, not less favorable to CMCC than those specified in the Offer. Any Offered Shares not sold within such 150-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 4.2.

          4.3  Drag Along.    Subject to Section 4.2 above, anything in this
               ----------
Agreement to the contrary notwithstanding, in the event that (i) the Board of Directors of the Corporation by unanimous vote or unanimous written consent and/or the holders of sixty-six and two-thirds of the then outstanding Common Shares by vote or written consent approves a transaction pursuant to which any Person or Persons not affiliated with any of the Stockholders will acquire 50% or more of the Common Shares of the Corporation (by stock purchase, merger or otherwise) or all or substantially all of the assets of the Corporation, upon the written request of the holders of sixty-six and two-thirds of the Common Shares, CMCC agrees to offer to sell all of its Shares, and to sell all of his Shares, to such Person or Persons or to vote all of his Shares in favor of the sale of assets, as the case may be, in either case upon the terms and conditions of the transaction approved by the Board of Directors of the Corporation and/or the holders of sixty-six and two-thirds of the Common Shares; provided, however, that CMCC's
                                               --------- -------
obligation to sell its Shares pursuant to this Section 4.3 shall only apply if all of the Shares are to be sold on the same terms and conditions. For purposes of this Section 4.3, each Preferred Share shall be deemed to be the number of shares of Common Stock into which the Preferred Share is then convertible.

     4.4  "Piggyback" Registrations.  (a) If the Corporation at any time
           ------------------------
proposes to register any of its securities under the Securities Act on Form S-1, S-2 or S-3 or on any other form upon which the Common Shares may be registered for sale to the general public, other than on Form S-4 or S-8 or other similar form, whether for its own account or for the account of others, the Corporation will at each such time promptly give written notice to CMCC of such proposal, which shall set forth information, to the extent then known, as to offering price or range, the number of shares to be offered, the proposed manner of distribution and the proposed managing underwriter(s) of the offering. Upon the written request of CMCC given within 20 days after the Corporation has given such notice, the Corporation will cause the Shares which the Corporation has been requested to register by CMCC to be registered under the Securities Act (and any related qualification under blue sky laws or other compliance), all to the extent required to permit the sale or other disposition by CMCC of the Shares so registered.

          (b) If securities are to be registered for sale under a registration and are to be distributed for the account of the Corporation by or through a firm of underwriter(s), then any Shares which the Corporation has been requested to register pursuant to clause (a) of this Section 4.4 shall also be included in such underwriting on the same terms as other securities of the same class as the Shares included in such underwriting; provided, that if, in the written opinion
                                      --------
of the managing underwriter(s), the total amount of such securities to be so registered, when added to the Shares, will exceed the maximum amount of the Corporation's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then (subject to clause (d) of this Section 4.4) the Corporation shall exclude from such underwriting, first, the number of Shares being sold for the account of CMCC as is necessary, in the opinion of the managing underwriter(s), to reduce the size of the offering.

          (c) If securities are to be registered for sale under a registration and are to be distributed for the account of holders of Common Shares held by third parties or holders (other than the Corporation) of other securities of the Corporation other than Common Shares by or through a firm of underwriter(s) of recognized standing under underwriting terms appropriate for such transaction, then any Shares which the Corporation has been requested to register pursuant to clause (a) of this Section 4.4 shall also be included in such underwriting on the same terms as other securities included in such underwriting, provided, that if, in the written opinion of the managing underwriter(s), the total amount of such securities to be so registered, when added to such Shares, will exceed the maximum amount of the Corporation's securities which can be marketed (i) at a price reasonably related to their then current market value, or (ii) without otherwise materially and adversely affecting the entire offering, then the Corporation shall exclude from such underwriting the number of Shares and other securities, pro rata to the extent practicable, on the basis of the number of
            --- ----
securities requested to be registered, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering.

          (d) Notwithstanding Section 4.4(a), (b) and (c), the Corporation may exclude all Shares from registration in connection with the Corporation's Initial Public Offering if the inclusion of such Shares would, in the written opinion of the managing underwriter(s) adversely affect the marketing of the New Securities to be sold by the Corporation therein; provided that such exclusion of Shares shall be made pro rata with all other Common Stock held by third
                        --- ----
parties which are not then and were not previously holders of Preferred Shares.

     SECTION 5. Representations.
                ---------------

     5.1. Representations of CMCC.  In connection with CMCC's purchase of the
          -----------------------
Shares, CMCC hereby represents and warrants to the Corporation as follows:

          (a)   Investment Intent; Capacity to Protect Interests.  CMCC is
                ------------------------------------------------
purchasing the Shares solely for its own account for investment and not with a view to or for sale in connection with any distribution of the Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act. CMCC also represents that the entire legal and beneficial interest of the Shares is being purchased, and will be held, for its account only, and neither in whole or in part for any other person.

          (b)   Restricted Securities. CMCC understands and acknowledges that
                ---------------------
the sale of the Shares has not been registered under the Securities Act; that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available; and that, except as provided in Section 4.4, the Corporation is under no obligation to register the Shares.

          (c)   Disposition under Rule 144. CMCC understands that the Shares are
                --------------------------
restricted securities within the meaning of Rule 144 promulgated under the Securities Act; that the exemption from registration under Rule 144 will not be available in any event for at least two years from the date of purchase of any payment for the Shares, and even then will not be available unless (i) a public trading market then exists for the Shares, (ii) adequate information concerning the Corporation is then available to the public, and (iii) other terms and conditions of Rule 144 are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

          (d)   Accredited Investor. CMCC is an "accredited investor", as
                -------------------
defined in Rule 501 under the Securities Act.

     5.2. Representations of the Corporation.  The Corporation represents to
          ----------------------------------
CMCC that:

          (a) The execution, delivery and performance by the Corporation of this Agreement and all transactions contemplated by this Agreement have been duly authorized by all action required by law, its Certificate of Incorporation, its Bylaws or otherwise.

          (b) This Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation enforceable against it in accordance with its terms.

     SECTION 6. Withholding.  Upon the request of the Corporation, CMCC
                -----------
shall promptly pay to the Corporation, or make arrangements satisfactory to the Corporation regarding payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to the Shares (or any distributions of other securities or property (including cash) thereon or issued in replacement thereof).

     SECTION 7. Remedies.  In case any one or more of the covenants and/or
                --------
agreements set forth in this Agreement shall have been breached by any party hereto, the party entitled to the benefit of such covenants or agreements may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, (a) an action for damages as a result of any such breach, (b) an action for specific performance of any such covenant or agreement contained in this Agreement, and/or (c) a temporary or permanent injunction, in any case without showing any actual damage. The rights, power and remedies of the parties under this Agreement are cumulative and not exclusive of any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. Any purported Transfer in violation of the provisions of this Agreement shall be null and void ab initio.
                                                                     -- ------

     SECTION 8. Successors and Assigns.  Except as otherwise expressly
                ----------------------
provided herein, this Agreement shall bind and inure to the benefit of the Corporation, CMCC, the respective successors or heirs, distributees and personal representatives and permitted assigns of the Corporation and CMCC, and each other person who shall properly become a registered holder of any Shares that have not theretofore been sold to the public pursuant to a registration statement under the Securities Act or Rule 144 or Rule 144A (or any similar or successor rule).

     SECTION 9.  Entire Agreement.  This Agreement contains the entire agreement
                 ----------------
among the parties with respect to the subject matter hereof and supersedes other prior and contemporaneous arrangements or understandings with respect thereto.

     SECTION 10. Notices.  All notices, consents and other communications under
                 -------
this Agreement shall be in writing and shall be deemed to have been duly given
(a) when delivered by hand, (b) one (1) business day after the business day of transmission, if sent by telex or telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, return receipt requested, or (c) one
(1) business day after the business day of deposit with the carrier, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses, telex numbers and telecopier numbers set forth below (or to such other addresses or telecopy numbers as a party may designate as to itself by notice to the other parties):

     (a)  If to CMCC:

              Children's Hospital
              300 Longwood Avenue
              Boston, MA 02115
              Attention: Managing Director, Technology Transfer
              Telecopier No.: (617) 232-7485

     (b)  If to the Corporation:

              OraPharma, Inc.
              732 Louis Drive
              Warminster, Pennsylvania 18974
              Attention: President
              Telecopier No.:  (215) 443-9531

          with a copy to:

              Sills Cummis Radin
                Tischman Epstein & Gross, P.A.
              One Riverfront Plaza
              Newark, New Jersey 07102
              Telecopier No.: (973) 643-6500
              Attention:  Ira A. Rosenberg, Esq.


     SECTION 11.  Changes.  The terms and provisions of this Agreement may not
                  -------
be modified or amended, or any of the provisions hereof waived, temporarily or permanently, without the prior written consent of each of the parties hereto.

     SECTION 12.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     SECTION 13.  Headings.  The benefits of the various sections of this
                  --------
Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     SECTION 14.  Nouns and Pronouns.  Whenever the context may require, any
                  ------------------
pronouns used herein shall include the corresponding masculine feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

     SECTION 15.  Severability.   Any provision of this Agreement that is
                  ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. Such prohibition or unenforceability in any one jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 16.  Governing Law; Jurisdiction.  This Agreement and (unless
                  ---------------------------
otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal law of the State of New Jersey, without regard to the conflicts of law principles thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.


WITNESS                  ORAPHARMA, INC.




                                By:
--------------------               --------------------------------
                                Michael Kishbauch, President


WITNESS                  CHILDREN'S MEDICAL CENTER CORPORATION



                                By:
--------------------               --------------------------------
                              Title: